                                                                    Exhibit 99.1

                            Joint Filer Information
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Name of Joint Filer:                    dMY Sponsor, LLC

Address of Joint Filer:                 c/o dMY Technology Group, Inc.
                                        1180 North Town Center Drive, Suite 100
                                        Las Vegas, Nevada 89144

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or Trading
Symbol:                                 dMY Technology Group, Inc. [DMYT]

Date of Event Requiring Statement:
(Month/Day/Year):                       02/20/2020

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Name of Joint Filer:                    Harry L. You

Address of Joint Filer:                 c/o dMY Technology Group, Inc.
                                        1180 North Town Center Drive, Suite 100
                                        Las Vegas, Nevada 89144

Relationship of Joint Filer to Issuer:  10% Owner, Director, Officer

Issuer Name and Ticker or Trading
Symbol:                                 dMY Technology Group, Inc. [DMYT]

Date of Event Requiring Statement:
(Month/Day/Year):                       02/20/2020

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